Exhibit 99.1

Contact:	Investor Relations
W. Douglass Harris
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS THIRD QUARTER RESULTS;

NET INCOME UP 202%

NEWPORT BEACH, CA—November 4, 2004—William Lyon Homes (NYSE: WLS) today reported that net income for the third quarter ended September 30, 2004 increased 202% to $44,937,000, or $4.51 per diluted share, as compared to net income of $14,867,000, or $1.49 per diluted share, for the comparable period a year ago. Consolidated operating revenue increased 122% to $474,950,000 for the quarter ended September 30, 2004, as compared to $214,060,000 for the comparable period a year ago. Consolidated operating revenue in the 2004 period includes revenue of $153,231,000 from consolidated joint ventures with no comparable amount included in consolidated operating revenue in the 2003 period, due to the adoption of Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, as amended, as described below.

The Company reported that net income for the nine months ended September 30, 2004 increased 173% to $91,494,000, or $9.22 per diluted share, as compared to net income of $33,541,000, or $3.37 per diluted share, for the comparable period a year ago. Consolidated operating revenue increased 150% to $1,113,981,000 for the nine months ended September 30, 2004, as compared with $445,255,000 for the comparable period a year ago. Consolidated operating revenue in the 2004 period includes revenue of $296,147,000 from consolidated joint ventures with no comparable amount included in consolidated operating revenue in the 2003 period, due to the adoption of Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, as amended, as described below.

The Company’s combined results including joint ventures were as follows: The number of homes closed in the third quarter of 2004 was 864 homes, a record for any third quarter in the Company’s history, up 25% from 689 homes in the third quarter of 2003. Net new home orders for the nine months ended September 30, 2004 were 2,878, up 7% from 2,682 homes for the nine months ended September 30, 2003. Net new home orders for the quarter ended September 30, 2004 decreased 33% to 659, as compared to 977 homes for the quarter ended September 30, 2003. The average number of sales locations during the quarter ended September 30, 2004 was 40, down 17% from 48 in the comparable period a year ago. At September 30, 2004, the backlog of homes sold but not closed totaled 1,883 homes, up 5% from 1,795 homes at September 30, 2003, and down 10% from 2,088 homes at June 30, 2004. At September 30, 2004, the dollar amount of backlog of homes sold but not closed was $1,042,572,000, up 31% from $797,971,000 at September 30, 2003, and down 9% from $1,140,788,000 at June 30, 2004. Selected financial and operating information for the Company, including joint ventures, is set forth in greater detail in a schedule attached to this release.

Wade H. Cable, President and Chief Operating Officer stated: “Based on record first and second quarter 2004 net new home orders of 2,219, an increase of 30% as compared to the same period in 2003, we had anticipated, and had reflected in our 2004 guidance, a significant reduction in net new home orders for the third and fourth quarters when compared to the same periods in 2003.”

Mr. Cable further stated: “The reduction in order activity for the three months ended September 30, 2004 primarily reflects a lack of available product for sale due to stronger than anticipated absorption levels in the previous periods, a decrease in the average number of sales locations, and slower sales in certain of the Company’s markets. As a result of these factors, net new home orders for the three months ended September 30, 2004 as compared to the previous year were down 52% in California and down 34% in Nevada. However, due to greater availability of product to sell, net new home orders were up 113% in Arizona. At September 30, 2004, the Company had 33 active sales locations.”

Mr. Cable concluded: “Notwithstanding this overall decrease in order activity for the three months ended September 30, 2004, our overall net new home orders for the year to date through September 30, 2004 totaled a record 2,878, up 7% as compared to 2,682 in the comparable prior year period. The number of homes closed for the year to date through September 30, 2004 totaled a record 2,261, up 49% as compared to 1,514 in the comparable prior year period.”

For the quarter ended September 30, 2004, gross margin increased by $89.7 million to $125.7 million in the 2004 period from $36.0 million in the 2003 period primarily due to (i) an increase of 52% in the average sales price of wholly-owned homes to $559,400 in the 2004 period from

$368,500 in the 2003 period; (ii) an increase in wholly-owned gross margin percentages to 25.6% in the 2004 period from 17.0% in the 2003 period; and (iii) gross margin of $43.4 million from consolidated joint ventures in 2004 with no comparable amount included in 2003, due to the adoption of Interpretation No. 46 as described below.

For the nine months ended September 30, 2004, gross margin increased by $191.8 million to $264.1 million in the 2004 period from $72.3 million in the 2003 period primarily due to (i) an increase in the number of wholly-owned homes closed to 1,674 in the 2004 period from 1,129 in the 2003 period; (ii) an increase of 28% in the average sales price of wholly-owned homes to $477,800 in the 2004 period from $374,400 in the 2003 period; (iii) an increase in wholly-owned gross margin percentages to 23.4% in the 2004 period from 17.1% in the 2003 period; and (iv) gross margin of $77.2 million from consolidated joint ventures in 2004 with no comparable amount included in 2003, due to the adoption of Interpretation No. 46 as described below.

General William Lyon, Chairman and Chief Executive Officer stated: “We continue to be pleased with the Company’s outstanding performance and results for the first nine months of 2004. Our strategy of building in three of the top markets in the United States has been validated by our record results for the first nine months of 2004. We continue to maintain a strong leadership position in each of these dynamic markets. Our improved operating results to date in 2004 as compared to the comparable period a year ago were driven by an increased number of deliveries as well as by significant improvements in our gross margins which were attributable, in part, to the strong housing market in many of the communities in which we build.”

General Lyon added: “We are very proud to report to our shareholders that our return on shareholders’ equity for the last twelve months through September 30, 2004 was approximately 47%, which we believe to be among the highest in the homebuilding industry.”

Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, as amended (“Interpretation No. 46”) addresses the consolidation of variable interest entities (“VIEs”). Under Interpretation No. 46, arrangements that are not controlled through voting or similar rights are accounted for as VIEs. An enterprise is required to consolidate a VIE if it is the primary beneficiary of the VIE. VIEs include certain homebuilding and land development joint ventures, and certain entities with which the Company enters into option agreements for the purchase of land or lots and pays a non-refundable deposit or enters into land banking arrangements. Interpretation No. 46 applied immediately to arrangements created after January 31, 2003 and, with respect to arrangements created before February 1, 2003, the interpretation was applied to the Company as of January 1, 2004.

Based on the Company’s analysis of arrangements created after January 31, 2003, no VIEs had been created for the period from February 1, 2003 through September 30, 2003 with respect to option agreements or land banking arrangements as identified in the previous paragraph. At September 30, 2003, three joint ventures and one land banking arrangement created after January 31, 2003 have been determined to be VIEs under Interpretation No. 46 in which the Company is considered the primary beneficiary. Accordingly, the assets, liabilities and operations of these three joint ventures and one land banking arrangement have been consolidated with the Company’s financial statements as of September 30, 2003 and for the three and nine months ended September 30, 2003. At December 31, 2003, certain joint ventures and one land banking arrangement created after January 31, 2003 had been determined to be VIEs under Interpretation No. 46 in which the Company is considered the primary beneficiary. Accordingly, the assets, liabilities and operations of these joint ventures and land banking arrangement were consolidated with the Company’s financial statements as of December 31, 2003 and for the period then ended. Effective January 1, 2004, certain additional joint ventures and land banking arrangements created prior to February 1, 2003 have been determined to be VIEs under Interpretation No. 46 in which the Company is considered the primary beneficiary. Accordingly, the assets, liabilities and operations of all of these joint ventures and land banking arrangements have been consolidated with the Company’s financial statements as of January 1, 2004 and for the three and nine months ended September 30, 2004. Included in the Company’s consolidated balance sheet at September 30, 2004 are real estate inventories related to the VIEs of $357,221,000, together with related notes payable of $69,498,000 and minority interest of $179,421,000. Because the Company already recognized its proportionate share of joint venture earnings and losses under the equity method of accounting, the adoption of Interpretation No. 46 does not affect the Company’s consolidated net income.

The Company will hold a conference call on Friday, November 5, 2004 at 11:00 a.m. Pacific Time to discuss the third quarter 2004 earnings results. The dial-in number is (800) 561-2813 (enter passcode number 57709015). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on November 5, 2004 at 1:00 p.m. Pacific Time through midnight on November 24, 2004. The dial-in number for the replay is (888) 286-8010 (enter passcode number 63399997). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is one of the oldest and largest homebuilders in the Southwest with development communities in California, Arizona and Nevada. The Company’s corporate headquarters are located in Newport Beach, California.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, terrorism or hostilities involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended September 30,
	2004			2003
	Wholly-Owned	Joint Ventures	Combined Total	Wholly-Owned	Joint Ventures	Combined Total
Selected Financial Information
(dollars in thousands)
Homes closed	574	290		577	112

Home sales revenue	$321,091	$153,231		$212,598	$51,338
Cost of sales	(238,765)	(109,841)		(176,553)	(39,538)

Gross margin	$82,326	$43,390		$36,045	$11,800

Gross margin percentage	25.6%	28.3%		17.0%	23.0%

Number of homes closed
California	338	290	628	336	112	448
Arizona	97	—	97	94	—	94
Nevada	139	—	139	147	—	147

Total	574	290	864	577	112	689

Average sales price
California	$737,000	$528,400	$640,700	$447,400	$458,400	$450,200
Arizona	269,200	—	269,200	199,600	—	199,600
Nevada	329,900	—	329,900	295,900	—	295,900

Total	$559,400	$528,400	$549,000	$368,500	$458,400	$383,100

Number of net new home orders
California	159	159	318	441	219	660
Arizona	192	—	192	90	—	90
Nevada	149	—	149	227	—	227

Total	500	159	659	758	219	977

Average number of sales locations during period
California	15	11	26	22	12	34
Arizona	7	—	7	6	—	6
Nevada	7	—	7	8	—	8

Total	29	11	40	36	12	48

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of September 30,
	2004			2003
	Wholly-Owned	Joint Ventures	Combined Total	Wholly-Owned	Joint Ventures	Combined Total
Backlog of homes sold but not closed at end of period
California	587	535	1,122	863	382	1,245
Arizona	518	—	518	230	—	230
Nevada	243	—	243	320	—	320

Total	1,348	535	1,883	1,413	382	1,795

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$494,028	$316,187	$810,215	$472,223	$178,263	$650,486
Arizona	137,967	—	137,967	46,593	—	46,593
Nevada	94,390	—	94,390	100,892	—	100,892

Total	$726,385	$316,187	$1,042,572	$619,708	$178,263	$797,971

Lots controlled at end of period Owned lots
California	2,659	1,786	4,445	2,419	1,429	3,848
Arizona	4,069	—	4,069	967	—	967
Nevada	1,256	—	1,256	1,501	—	1,501

Total	7,984	1,786	9,770	4,887	1,429	6,316

Optioned lots (1)
California			4,817			4,297
Arizona			4,038			4,165
Nevada			1,411			138

Total			10,266			8,600

Total lots controlled
California			9,262			8,145
Arizona			8,107			5,132
Nevada			2,667			1,639

Total			20,036			14,916

(1)	Optioned lots may be purchased by the Company as wholly-owned projects or may be purchased by newly formed joint ventures.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Nine Months Ended September 30,
	2004			2003
	Wholly- Owned	Joint Ventures	Combined Total	Wholly- Owned	Joint Ventures	Combined Total
Selected Financial Information
(dollars in thousands)
Homes closed	1,674	587		1,129	385

Home sales revenue	$799,783	$296,147		$422,702	$190,677
Cost of sales	(612,958)	(218,912)		(350,370)	(147,215)

Gross margin	$186,825	$77,235		$72,332	$43,462

Gross margin percentage	23.4%	26.1%		17.1%	22.8%

Number of homes closed
California	899	587	1,486	583	385	968
Arizona	266	—	266	218	—	218
Nevada	509	—	509	328	—	328

Total	1,674	587	2,261	1,129	385	1,514

Average sales price
California	$644,600	$504,500	$589,200	$477,600	$495,300	$484,600
Arizona	237,300	—	237,300	216,700	—	216,700
Nevada	308,300	—	308,300	295,800	—	295,800

Total	$477,800	$504,500	$484,700	$374,400	$495,300	$405,100

Number of net new home orders
California	974	808	1,782	1,246	572	1,818
Arizona	577	—	577	311	—	311
Nevada	519	—	519	553	—	553

Total	2,070	808	2,878	2,110	572	2,682

Average number of sales locations during period
California	18	12	30	19	10	29
Arizona	6	—	6	6	—	6
Nevada	7	—	7	7	—	7

Total	31	12	43	32	10	42

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per common share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Operating revenue
Home sales	$474,322	$212,598	$1,095,930	$422,702
Lots, land and other sales	628	—	18,051	17,000
Management fees	—	1,462	—	5,553

	474,950	214,060	1,113,981	445,255

Operating costs
Cost of sales - homes	(348,606)	(176,553)	(831,870)	(350,370)
Cost of sales - lots, land and other	(785)	(36)	(14,611)	(10,838)
Sales and marketing	(14,273)	(8,104)	(37,565)	(18,402)
General and administrative	(23,536)	(10,488)	(54,254)	(31,654)
Other	(658)	(472)	(1,425)	(1,394)

	(387,858)	(195,653)	(939,725)	(412,658)

Equity in (loss) income of unconsolidated joint ventures	(268)	4,658	(451)	19,734

Minority equity in (income) loss of consolidated entities	(13,858)	35	(24,770)	47

Operating income	72,966	23,100	149,035	52,378
Other income, net	1,244	1,301	2,949	3,620

Income before provision for income taxes	74,210	24,401	151,984	55,998
Provision for income taxes	(29,273)	(9,534)	(60,490)	(22,457)

Net income	$44,937	$14,867	$91,494	$33,541

Earnings per common share
Basic	$4.54	$1.52	$9.29	$3.43

Diluted	$4.51	$1.49	$9.22	$3.37

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	September 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Cash and cash equivalents	$40,115	$24,137
Receivables	28,147	46,211
Real estate inventories	1,179,310	698,047
Investments in and advances to unconsolidated joint ventures	15,940	45,613
Property and equipment, less accumulated depreciation of $7,305 and $6,517 at September 30, 2004 and December 31, 2003, respectively	18,206	1,625
Deferred loan costs	11,865	9,041
Goodwill	5,896	5,896
Other assets	16,999	19,036

	$1,316,478	$849,606

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$57,627	$35,697
Accrued expenses	99,542	92,636
Notes payable	232,991	80,331
10¾% Senior Notes due April 1, 2013	246,585	246,406
7½% Senior Notes due February 15, 2014	150,000	—

	786,745	445,070

Minority interest in consolidated entities	182,105	142,496

Stockholders’ equity
Common stock, par value $.01 per share; 30,000,000 shares authorized; 9,891,236 and 9,787,440 shares issued and outstanding at September 30, 2004 and December 31, 2003, respectively	99	98
Additional paid-in capital	110,911	106,818
Retained earnings	236,618	145,124

	347,628	252,040

	$1,316,478	$849,606

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

UNCONSOLIDATED JOINT VENTURE INFORMATION

The Company and certain of its subsidiaries are general partners or members in joint ventures involved in the development and sale of residential projects. The consolidated financial statements of the Company include the accounts of the Company, all majority-owned and controlled subsidiaries and certain joint ventures which have been determined to be variable interest entities in which the Company is considered the primary beneficiary (see above). The financial statements of joint ventures which have not been determined to be variable interest entities in which the Company is considered the primary beneficiary are not consolidated with the Company’s financial statements. The Company’s investments in unconsolidated joint ventures are accounted for using the equity method. Condensed combined statements of income for these joint ventures for the three and nine months ended September 30, 2004 and 2003 are summarized as follows:

CONDENSED COMBINED STATEMENTS OF INCOME

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Operating revenue
Home sales	$—	$51,338	$—	$190,677
Land sale	—	—	—	8,440

	—	51,338	—	199,117
Operating costs
Cost of sales—homes	—	(39,538)	—	(147,215)
Cost of sales—land	—	—	—	(8,132)
Sales and marketing	(51)	(1,711)	(72)	(5,806)

Operating (loss) income	(51)	10,089	(72)	37,964
Other expense, net	(484)	(556)	(829)	(756)

Net (loss) income	$(535)	$9,533	$(901)	$37,208

Allocation to owners
William Lyon Homes	$(268)	$4,658	$(451)	$19,734
Others	(267)	4,875	(450)	17,474

	$(535)	$9,533	$(901)	$37,208

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands except per share data):

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2004	2003	2004		2003
Net income	$44,937	$14,867	$130,090		$59,157
Net cash provided by (used in) operating activities	$66,984	$(50,698)	$(101,593)		$(155,374)
Interest incurred (1)	$14,860	$12,048	$57,052		$43,413
Adjusted EBITDA (2)	$91,256	$35,806	$284,192		$116,261
Ratio of adjusted EBITDA to interest incurred			4.98	x	2.68	x

(1)	Interest incurred for the three and twelve months ended September 30, 2004 includes $1,076,000 and $3,377,000, respectively, of interest related to debt of consolidated entities which totaled $69,498,000 at September 30, 2004, due to the adoption of Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, as amended.

(2)	Adjusted EBITDA means net income plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) depreciation and amortization and (v) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is presented herein because it is a component of certain covenants in the indentures governing the Company’s 10¾% Senior Notes and 7½% Senior Notes (“Indentures”). In addition, management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income to adjusted EBITDA is provided as follows:

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2004	2003	2004	2003
Net income	$44,937	$14,867	$130,090	$59,157
Provision for income taxes	29,273	9,534	89,848	32,012
Interest expense:
Interest incurred	14,860	12,048	57,052	43,413
Interest capitalized	(14,860)	(12,048)	(57,052)	(43,413)
Amortization of capitalized interest in cost of sales	16,442	8,805	60,659	26,752
Depreciation and amortization	336	235	1,002	1,257
Cash distributions of income from unconsolidated joint ventures	—	7,023	13,644	33,879
Equity in (loss) income of unconsolidated joint ventures	268	(4,658)	(11,051)	(36,796)

Adjusted EBITDA	$91,256	$35,806	$284,192	$116,261

A reconciliation of net cash provided by (used in) operating activities to adjusted EBITDA is provided as follows:

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2004	2003	2004	2003
Net cash provided by (used in) operating activities	$66,984	$(50,698)	$(101,593)	$(155,374)
Interest expense:
Interest incurred	14,860	12,048	57,052	43,413
Interest capitalized	(14,860)	(12,048)	(57,052)	(43,413)
Amortization of capitalized interest in cost of sales	16,442	8,805	60,659	26,752
Cash distributions of income from unconsolidated joint ventures	—	7,023	13,644	33,879
Minority equity in (income) loss of consolidated entities	(13,858)	35	(25,246)	47
Net changes in operating assets and liabilities:
Receivables	(4,192)	4,028	5,676	7,191
Real estate inventories	16,032	68,210	262,412	209,942
Deferred loan costs	6	(265)	519	6,522
Other assets	(1,368)	1,644	(1,877)	4,094
Accounts payable	386	(4,226)	3,773	(19,033)
Accrued expenses	10,824	1,250	66,225	2,241

Adjusted EBITDA	$91,256	$35,806	$284,192	$116,261